UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2013

THE INTERGROUP CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10324	13-3293645
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10940 Wilshire Blvd., Suite 2150, Los Angeles, CA		90024
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 889-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a) On September 20, 2013, The InterGroup Corporation (the “Company”) received a Staff Deficiency Letter from the Nasdaq Stock Market Listing Qualifications Department indicating that the Company no longer complies with Nasdaq’s audit committee listing requirements as set forth in Listing Rule 5605 due to the resignation of Josef A. Grunwald as a director of the Company on September 1, 2013. Mr. Grunwald was one of three independent directors on the audit committee.

However, consistent with Listing Rule 5605(c)(4), Nasdaq will provide the Company with a cure period until February 28, 2014 in order to regain compliance by its next annual shareholders’ meeting. The Company intends to be in compliance on or before that date. The Company will also transmit to Nasdaq documentation, including biographies of any new directors, evidencing compliance with the rules no later than that date.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1 Text of Press Release, dated September 24, 2013 of The InterGroup Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE INTERGROUP CORPORATION

Dated: September 24, 2013	By	/s/ Michael G. Zybala
Michael G. Zybala, Asst. Secretary
and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued September 24, 2013